EXECUTION VERSION

RELEASE AND ESCROW AGREEMENT

THIS RELEASE AND ESCROW AGREEMENT (this “Agreement”), dated as of November 19, 2013, is made and entered into by and between Cyalume Technologies Holdings, Inc., a Delaware corporation (“Cyalume”), Cyalume Technologies, Inc., a Delaware corporation (“CTI”), Cova Small Cap Holdings, LLC (“Depositor”) and US VC Partners, L.P., a Delaware limited partnership (“Purchaser” and together with Cyalume, CTI and Depositor, the “Parties” and each a “Party”).

WHEREAS, Cyalume and Purchaser are parties to that certain Securities Purchase Agreement (“Purchase Agreement”), dated as of the date hereof, pursuant to which Purchaser is making a $4,000,000 investment in the Company; and

WHEREAS, in connection with and as a condition to the Parties entering into the Purchase Agreement and the agreement of Purchaser to consummate the investment contemplated therein, the Parties desire to enter into this Agreement on the terms set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants set forth herein, and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

1.                  Release of Claims. Cyalume and CTI, on behalf of itself, and all of its affiliates and agents and each of their respective predecessors, successors, assigns and transferees and any person or entity claiming by, through or under any such party (the “Releasors”), hereby fully and forever releases, acquits and forever discharges and covenants not to sue any of GMS Acquisition Partners Holdings, LLC, a Delaware limited liability company and an affiliate of Purchaser (“GMS”), Depositor, their respective equity holders and affiliates, and each of their respective officers, directors, employees, members, partners and agents (collectively, the “Releasees”), of and from any and all claims, allegations, requests for relief, and causes of action, whether based on any federal, state or foreign law or right of action, direct, indirect or representative in nature, foreseen or unforeseen, matured or unmatured, known or unknown, contingent or fixed (collectively, “Claims”) which any Releasor has, had or may have had (or that might be brought by, through, or on behalf of any such Releasor) against the Releasees, or any of them, with respect to (i) that certain Stock Purchase Agreement dated February 14, 2008 by and among Cyalume, GMS, Vector Intersect Acquisition Corporation, Cyalume Acquisition Corp, as amended (the “Acquisition Agreement”), (ii) the transactions contemplated thereby or referenced therein or (iii) any indemnification obligations which GMS or any other Releasee may have, under the Acquisition Agreement or otherwise, with respect to any losses, payments, demands, penalties, liabilities, judgment damages, diminution in value, claim or expenses which Cyalume or any of its subsidiaries is subjected to as a result of any of the following lawsuits or any appeal thereof (together, the “Subject Lawsuits”): (a) Randye M. Holland, et al. v. Emil Jachmann and Cyalume Technologies, Inc., Civil Action No. 06-706 (Mass. Super. Ct.)(the “Omniglow Lawsuit”) or (b) Cyalume Technologies, Inc. v. Ira Leemon, et al., Index No. 603512/06 (N.Y. Sup. Ct.) (the “NY Lawsuit”) (collectively, the “Released Claims”), other than the obligation of Depositor to place the Escrowed Shares and the Proceeds thereof, each as defined below, into escrow with Cyalume, as described and subject to the terms and conditions set forth herein.

2.                  Escrow of Shares in respect of Subject Lawsuits. In consideration of CTI releasing GMS, Depositor and the other Releasees from the Released Claims, Depositor hereby agrees to place in escrow with Cyalume 625,139 shares of Cyalume’s common stock, par value $0.001 per share (the “Escrowed Shares”) to provide Cyalume and CTI a source of recovery with respect to any loss, liability or expense incurred by Cyalume, CTI or any of their respective subsidiaries or affiliates in respect of the Subject Lawsuits (the “Covered Losses”). For the avoidance of doubt, none of the assets or property of any of the Releasees, other than the Escrowed Shares, shall be available to any of the Releasors to satisfy any Claims, liabilities, losses or damages of any kind with respect to the Subject Lawsuits or any other Released Claims.

3.                  Escrow. The Depositor confirms and grants to Cyalume a sole and exclusive right to hold the Escrowed Shares in escrow as escrow agent (“Escrow Agent”), and apply the Proceeds of the Escrowed Shares to satisfy the Covered Losses, in accordance with and subject to the terms of this Agreement.

4.                  Administration of the Escrowed Shares. The following provisions shall govern the administration of the Escrowed Shares:

i.      Depositor shall promptly deliver certificates representing the Escrowed Shares, together with assignments separate from such certificates in a form reasonably satisfactory to the Escrow Agent, and such shares shall be held during the term of this Agreement by the Escrow Agent.

ii.    Until such time as Escrow Agent is entitled to dispose of the Escrowed Shares for purposes of satisfying any Covered Loss in accordance with Section 5, Depositor shall be entitled to (A) receive and retain for its own account any cash dividend in respect of the Escrowed Shares, (B) retain the power to control the direction, management and policies of Cyalume and to retain all other corporate rights with respect to the Escrowed Shares to the same extent as Depositor would have if the Escrowed Shares were not placed in escrow with Escrow Agent pursuant to this Agreement and (C) to vote or consent with respect to the Escrowed Shares in any manner not inconsistent with this Agreement, or any document or instrument delivered or to be delivered pursuant to or in connection herewith, and Escrow Agent shall not have any right to sell, dispose, transfer, convey or in any way encumber the Escrowed Shares.

iii.   Any and all distributions made on or in respect of the Escrowed Shares (and all Proceeds thereof) while subject to this Agreement, whether resulting from a subdivision, combination or reclassification, shall be held by the Escrow Agent to provide a source of recovery with respect to Covered Losses and, if received by Depositor, shall be received in trust for benefit of Cyalume, be segregated from the other property and funds of Depositor, and shall forthwith be delivered to the Escrow Agent to be held subject to the terms of this Agreement.

5.                  Right to Dispose of Escrowed Shares. Upon the occurrence of a full and final resolution by a court of competent jurisdiction (including any and all appeals) (a “Final Resolution”) of the Omniglow Lawsuit or the settlement of the Omniglow Lawsuit which results in any Covered Losses, and thereafter, upon the occurrence of a Final Resolution of the NY Lawsuit or the settlement of the NY Lawsuit which results in any Covered Losses, Cyalume shall notify Depositor, and upon provision of such notice together with written documentation evidencing such Covered Losses, Escrow Agent shall have the right to sell all or such a portion of the Escrowed Shares and apply the proceeds thereof, including any and all amounts receivable or received when the Escrowed Shares or any proceeds thereof are sold, collected, exchanged or otherwise disposed of, whether such disposition is voluntary or involuntary (the “Proceeds”) as is necessary to satisfy such Covered Losses. For the avoidance of doubt, the Escrow Agent shall continue to hold all of the Escrowed Shares in escrow and shall not have any right to sell, dispose, transfer, convey or in any way encumber the Escrowed Shares until the occurrence of a Final Resolution of the Omniglow Lawsuit or the settlement of the Omniglow Lawsuit which results in any Covered Losses, regardless of whether there has previously been a Final Resolution of the NY Lawsuit or a settlement of the NY Lawsuit which results in any Covered Losses. Proceeds actually received from the sale or other disposition or collection of any Escrowed Shares, and any other amounts received in respect of the Escrowed Shares shall be applied to the payment of any Covered Losses. Any surplus Proceeds or Escrowed Shares remaining on deposit with Escrow Agent after payment and performance in full of such Covered Losses shall be promptly paid over to Depositor. Upon the Final Resolution of the Subject Lawsuits and either (i) the satisfaction of all Covered Losses from the Escrowed Shares (or the Proceeds thereof) pursuant to this Agreement or (ii) such Final Resolution of the Subject Lawsuits resulted in no Covered Loss to any of Cyalume, CTI or any of their respective subsidiaries or affiliates, then the Escrow Agent will promptly redeliver the remaining Escrowed Shares (or the Proceeds thereof) to Depositor, the escrow created hereby will terminate and all rights of Cyalume in the Escrowed Shares (and any remaining Proceeds thereof) created hereunder shall terminate. Upon the termination of the escrow, the Parties shall promptly execute and deliver to Depositor such documents and instruments reasonably requested by Depositor as shall be necessary to evidence termination and release of all such interests given by Depositor to Escrow Agent, CTI or any other Party hereunder.

6.                  Sole Recourse. The Parties acknowledge and agree that the sole and exclusive recourse of Cyalume and CTI with respect to any Claims, liabilities, losses (whether or not such losses are Covered Losses) or damages of any kind with respect to the Subject Lawsuits shall be the right to apply the Proceeds of the Escrowed Shares to satisfy Covered Losses. For the avoidance of doubt, Cyalume and CTI each acknowledges and agrees no Releasor shall have or otherwise be entitled to have, with respect to the Subject Lawsuits, any recourse or right of set-off against Depositor, Purchaser, the Releasees or any of their respective affiliates, or any security interest or encumbrance of any kind with respect to, any securities of Cyalume that Depositor, Purchaser or any of the Releasees or any of its affiliates holds, or may hold, from time to time, other than the Escrowed Shares (and the Proceeds thereof), regardless of whether the Escrowed Shares (or the Proceeds thereof) are sufficient to satisfy the Covered Losses.

7.                  Binding Upon Successors. All rights of the Parties under this Agreement shall inure to the benefit of such Parties and their successors and assigns, and all obligations of the Parties hereunder shall bind their respective successors and assigns.

8.                  Entire Agreement; Severability. This Agreement contains the entire agreement between the Parties with respect to the subject matter hereof. If any of the provisions of this Agreement shall be held invalid or unenforceable, this Agreement shall be construed as if not containing those provisions, and the rights and obligations of the Parties shall be construed and enforced accordingly.

9.                  Choice of Law. This Agreement shall be construed in accordance with and governed by the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each Party agrees that any action, claim, suit, investigation or proceeding (“Proceeding”), whether commenced or threatened in writing proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York, Borough of Manhattan (the “New York Courts”). Each Party hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of this Agreement), and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any such New York Court, or that such Proceeding has been commenced in an improper or inconvenient forum. Each Party hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such Party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER TRANSACTIONS CONTEMPLATED HEREBY.

10.              Amendments. This Agreement may not be amended or modified except by a writing signed by each of the Parties.

11.              Notices. All notices, requests, demands, claims and other communications required or permitted to be delivered, given or otherwise provided under this Agreement must be in writing and must be delivered, given or otherwise provided:

(a)                by hand (in which case, it will be effective upon delivery); or

(b)               by overnight delivery by a nationally recognized courier service (in which case, it will be effective on the business day after being deposited with such courier service);

in each case, to the address listed below:

If to Cyalume or CTI, to it at:

Cyalume Technologies Holdings, Inc.
96 Windsor Street
West Springfield, Massachusetts 01089
Attention: Zivi Nedivi

Telephone No.: (413) 858-2500
Facsimile No.: (413) 736-5737
E-mail: znedivi@cyalume.com

With a copy (which shall not constitute notice) to:

Greenberg Traurig, P.A.
401 East Las Olas Boulevard, Suite 2000
Fort Lauderdale, Florida 33301
Telephone No.: (954) 765-0500
Facsimile No.: (954) 765-1477
Attention: Bruce I. March, Esq.
E-mail: marchb@gtlaw.com

If to Purchaser or Depositor:

Cova Small Cap Holdings, LLC
US VC Partners, L.P.
c/o Columbus Nova
900 Third Avenue, 19th Floor
New York, New York 10022
Attention: Andrew Intrater
Telephone No.: (413) 858-2500
Facsimile No.:(413) 736-5737
E-mail: aintrater@columbusnova.com

With a copy (which shall not constitute notice) to:

Cadwalader Wickersham & Taft LLP
1 World Financial Center
New York, New York 10281
Telephone No.: (212) 504-6000
Facsimile No.: (212) 504-6666
Attention: Geoffrey Levin, Esq.
E-mail: Geoffrey.levin@cwt.com

The Parties may specify a different address by giving notice in accordance with this Section to the appropriate counterparty.

12.              Further Assurances. The Parties agrees to take such further actions and execute and deliver such other documents and agreements as may be reasonably required to effect the intent and purpose of this Agreement.

13.              Miscellaneous. This Agreement may be executed in any number of counterparts (including via fax or PDF signatures), each of which shall be an original but all of which taken together shall constitute one and the same instrument.

[Signature Page to Follow]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

CYALUME TECHNOLOGIES HOLDINGS, INC.

By: /s/ Michael Bielonko
Name: Michael Bielonko
Title: Chief Financial Officer

CYALUME TECHNOLOGIES, INC.

By: /s/ Michael Bielonko
Name: Michael Bielonko
Title: Chief Financial Officer

COVA SMALL CAP HOLDINGS, LLC

By: /s/ Andrew Intrater
Name: Andrew Intrater
Title: Chief Executive Officer

US VC PARTNERS, L.P.

By: /s/ Andrew Intrater
Name: Andrew Intrater
Title: Chief Executive Officer

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

CYALUME TECHNOLOGIES HOLDINGS, INC., in its capacity as Escrow Agent

By: /s/ Michael Bielonko
Name: Michael Bielonko
Title: Chief Financial Officer